EXHIBIT  23


INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of Standex International Corporation on Form S-8 of our report dated August 15, 2002, expressing an unqualified opinion and including an explanatory paragraph concerning the change in the method of accounting for goodwill, appearing in and incorporated by reference in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 2002.



/s/  Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts

December 20, 2002